UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

Snap-on Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 80th Street, Kenosha, WI 53143-5656

(Address of principal executive offices) (Zip Code)

(262) 656-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	SNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2020, the Board of Directors of Snap-on Incorporated (the “Company”) amended Section 2.1 of the Company’s Bylaws to provide that a meeting of the Company’s shareholders may be held solely by means of remote communication (“virtual meeting”); conforming changes were made to Sections 2.6 and 2.8 of the Bylaws. The Board also approved the restatement of the Bylaws as so amended.

The foregoing summary is qualified in its entirety by reference to the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On April 6, 2020, the Company announced that its 2020 Annual Meeting of Shareholders, which is scheduled to be held on April 23, 2020, will be held in a virtual format only at 11:30 a.m. Central Time, via a live webcast, instead of an in-person meeting as originally planned. The Company has made these changes as a result of concerns due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of the Company’s shareholders, associates, retirees and franchisees, as well as their families and communities. A copy of the Company’s press release announcing the change in meeting format is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Bylaws of Snap-on Incorporated (as amended and restated as of April 6, 2020)

99.1	Press Release of Snap-on Incorporated, dated April 6, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 6, 2020	By:	/s/ Richard T. Miller
Richard T. Miller
Vice President, General Counsel and Secretary